Exhibit 99.1

Natural Resource Partners L.P.
1415 Louisiana St., Suite 2400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports Second Quarter 2022 Results and Declares Second Quarter 2022 Distribution of $0.75 per Unit

HOUSTON, August 4, 2022 - Natural Resource Partners L.P. (NYSE:NRP) today reported second quarter 2022 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	June 30, 2022
Operating cash flow	$63,123	$200,674
Free cash flow (1)	63,686	202,318
Cash flow cushion (last twelve months) (1)		84,673

Net income	$66,820	$215,858
Adjusted EBITDA (1)	80,709	260,842

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

•$64 million Free Cash Flow in the second quarter of 2022
•Record Free Cash Flow for the first half of the year of $116 million
•Paid down $120.5 million of debt in the second quarter of 2022
•1.2x Leverage Ratio at June 30, 2022, down from 4.6x at June 30, 2021

“The second quarter was another quarter of exceptional results for NRP with the generation of $64 million of free cash flow," said Craig Nunez, NRP’s president and chief operating officer. “When combined with the $52 million of free cash flow generated in the first quarter, the first half of 2022 was the best annual start in the history of the Partnership. We took advantage of the strong financial results and positive outlook to retire $118 million of debt, driving our leverage ratio down to 1.2x at the end of the second quarter, which was a dramatic improvement from 4.6x just twelve months earlier. We believe current market conditions will allow us to continue de-risking the capital structure while continuing to provide distributions to our common unitholders.”

NRP announced today that the Board of Directors of its general partner declared a cash distribution of $0.75 per common unit to be paid on August 23, 2022 to unitholders of record on August 16, 2022. This is a 67% increase as compared to the distribution paid for the prior year quarter and is consistent with the previous quarter. In addition, the board declared a $7.5 million cash distribution on the preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the board determines is necessary for future operating and capital needs.

NRP's liquidity was $159.4 million at June 30, 2022, consisting of $59.4 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

Segment Performance
Mineral Rights
Mineral Rights net income for the second quarter of 2022 increased $43.5 million as compared to the prior year period. Free cash flow for the second quarter increased $39.3 million as compared to the prior year period. These increases were primarily due to stronger metallurgical coal demand and pricing in 2022. Approximately 75% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the second quarter of 2022.

Metallurgical coal prices have declined from their record highs during the first quarter of 2022 but remain supported by the ongoing tightness in the supply-demand balance for metallurgical coal. Metallurgical coal production continues to face ongoing labor shortages and global supply chain interruptions which limits the ability of operators to increase metallurgical coal production and should provide continued support for domestic and international prices in the near term despite slowing global economic growth and softening demand for steel.

Thermal coal demand and pricing remains strong due to increased demand for electricity, high natural gas prices and constrained growth in thermal coal production. Boycotts on Russian coal caused by the war in Ukraine are amplifying the tightness in thermal coal markets caused by labor shortages, global supply chain interruptions, and environmental and political pressures limiting the ability of operators to increase thermal coal production to meet domestic and international demand. NRP continues to believe the near-term outlook for thermal coal prices is positive.

NRP continues to identify alternative revenue opportunities across its large portfolio of land and mineral assets specifically within the transitional energy economy. NRP owns the rights to sequester carbon dioxide ("CO2") on approximately 3.5 million mineral acres of pore space in the southern United States. As announced previously, in the first quarter of 2022 NRP executed on its first subsurface CO2 sequestration transaction by granting Denbury the right to develop a world-class subsurface CO2 sequestration project on 75,000 acres of underground pore space NRP owns in southwest Alabama with the potential to store over 300 million metric tons of CO2. While the timing and likelihood of additional cash flows being realized from further activities is uncertain, NRP believes its large ownership footprint throughout the United States will provide additional opportunities to create value in this regard and position NRP to benefit from the transitional energy economy with minimal capital investment.
Soda Ash
Soda Ash net income in the second quarter of 2022 increased $12.1 million as compared to the prior year period primarily as a result of increased international sales prices. Free cash flow in the second quarter of 2022 increased $10.5 million as compared to the prior year period due to Sisecam Wyoming reinstating its regular quarterly cash distributions beginning in the fourth quarter of 2021.

Strong demand growth for soda ash, driven by global secular trends including investments in renewable energy, the electrification of the global auto fleet and urbanization, coupled with constrained soda ash supply due in part to COVID-19 flash lockdowns in China and a partial closure of a Green River competitor due to a force majeure event allowed Sisecam Wyoming to deliver improved financial results in the second quarter of 2022.
Corporate and Financing
Corporate and Financing costs in the second quarter increased $4.1 million as compared to the prior year period primarily due to the loss on extinguishment of debt associated with the early retirement of debt, partially offset by lower interest expense as a result of less debt outstanding. Free cash flow in the second quarter of 2022 increased $1.0 million as compared to the prior year period primarily due to lower cash paid for interest as a result of less debt outstanding.

During the second quarter of 2022, NRP retired $118.1 million of its 9.125% Senior Notes due 2025, which will save approximately $10.8 million annually in interest costs. These notes were purchased on the open market at a weighted average price of 102.275%, a discount to the current redemption price of 104.563%. In July, NRP was able to retire an additional $38.8 million of its 2025 Senior Notes, which will save an additional $3.5 million annually in interest costs. The current outstanding amount of 9.125% Senior Notes due 2025 is $143.1 million.

In addition, in May of 2022 NRP paid a first quarter 2022 cash distribution of $0.75 per common unit of NRP and a $7.5 million cash distribution on the preferred units.

Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://conferencingportals.com/event/kfJdSHYP. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relationsb section of NRP’s website.
Withholding Information for Foreign Investors

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of NRP's distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, NRP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.
Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and redemption of PIK units, common unit distributions and warrant cash settlements. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per unit data)	2022	2021	2022	2022	2021
Revenues and other income
Royalty and other mineral rights	$79,333	$33,611	$71,083	$150,416	$66,538
Transportation and processing services	5,612	2,182	3,796	9,408	4,374
Equity in earnings of Sisecam Wyoming	14,643	2,601	14,837	29,480	4,574
Gain on asset sales and disposals	345	116	—	345	175
Total revenues and other income	$99,933	$38,510	$89,716	$189,649	$75,661

Operating expenses
Operating and maintenance expenses	$10,015	$5,170	$8,076	$18,091	$10,722
Depreciation, depletion and amortization	5,847	4,871	3,868	9,715	9,963
General and administrative expenses	5,052	3,388	4,467	9,519	7,498
Asset impairments	43	16	19	62	4,059
Total operating expenses	$20,957	$13,445	$16,430	$37,387	$32,242

Income from operations	$78,976	$25,065	$73,286	$152,262	$43,419

Other expenses, net
Interest expense, net	$(8,108)	$(9,683)	$(9,387)	$(17,495)	$(19,656)
Loss on extinguishment of debt	(4,048)	—	—	(4,048)	—
Total other expenses, net	$(12,156)	$(9,683)	$(9,387)	$(21,543)	$(19,656)

Net income	$66,820	$15,382	$63,899	$130,719	$23,763
Less: income attributable to preferred unitholders	(7,500)	(7,842)	(7,500)	(15,000)	(15,569)
Net income attributable to common unitholders and the general partner	$59,320	$7,540	$56,399	$115,719	$8,194

Net income attributable to common unitholders	$58,134	$7,389	$55,271	$113,405	$8,030
Net income attributable to the general partner	1,186	151	1,128	2,314	164

Net income per common unit
Basic	$4.65	$0.60	$4.45	$9.10	$0.65
Diluted	3.29	0.56	3.11	6.50	0.65

Net income	$66,820	$15,382	$63,899	$130,719	$23,763
Comprehensive income (loss) from unconsolidated investment and other	(4,013)	2,533	2,545	(1,468)	3,265
Comprehensive income	$62,807	$17,915	$66,444	$129,251	$27,028

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2022	2021	2022	2022	2021
Cash flows from operating activities
Net income	$66,820	$15,382	$63,899	$130,719	$23,763
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	5,847	4,871	3,868	9,715	9,963
Distributions from unconsolidated investment	10,486	—	13,230	23,716	3,920
Equity earnings from unconsolidated investment	(14,643)	(2,601)	(14,837)	(29,480)	(4,574)
Gain on asset sales and disposals	(345)	(116)	—	(345)	(175)
Loss on extinguishment of debt	4,048	—	—	4,048	—
Asset impairments	43	16	19	62	4,059
Bad debt expense	(388)	(737)	1,028	640	(354)
Unit-based compensation expense	1,339	593	1,448	2,787	1,719
Amortization of debt issuance costs and other	1,297	977	375	1,672	1,246
Change in operating assets and liabilities:
Accounts receivable	(5,033)	162	(7,579)	(12,612)	(3,169)
Accounts payable	73	(83)	(60)	13	(93)
Accrued liabilities	2,047	1,838	(7,156)	(5,109)	(1,196)
Accrued interest	(7,413)	(7,424)	7,250	(163)	(291)
Deferred revenue	(2,259)	677	(7,316)	(9,575)	531
Other items, net	1,204	(171)	(1,838)	(634)	1,235
Net cash provided by operating activities	$63,123	$13,384	$52,331	$115,454	$36,584
Cash flows from investing activities
Proceeds from asset sales and disposals	$346	$116	$—	$346	$175
Return of long-term contract receivable	563	541	—	563	1,082
Net cash provided by investing activities	$909	$657	$—	$909	$1,257
Cash flows from financing activities
Debt repayments	$(120,474)	$(2,365)	$(16,697)	$(137,171)	$(19,061)
Distributions to common unitholders and the general partner	(9,570)	(5,672)	(5,672)	(15,242)	(11,302)
Distributions to preferred unitholders	(7,500)	(3,864)	(7,500)	(15,000)	(7,670)
Redemption of preferred units paid-in-kind	—	—	(19,579)	(19,579)	—
Acquisition of non-controlling interest in BRP	—	(1,000)	—	—	(1,000)
Other items, net	(2,722)	1	(2,813)	(5,535)	(690)
Net cash used in financing activities	$(140,266)	$(12,900)	$(52,261)	$(192,527)	$(39,723)

Net increase (decrease) in cash and cash equivalents	$(76,234)	$1,141	$70	$(76,164)	$(1,882)
Cash and cash equivalents at beginning of period	135,590	96,767	135,520	135,520	99,790
Cash and cash equivalents at end of period	$59,356	$97,908	$135,590	$59,356	$97,908
Supplemental cash flow information:
Cash paid for interest	$15,128	$16,611	$1,644	$16,772	$18,931
Non-cash investing and financing activities:
Preferred unit distributions paid-in-kind	$—	$3,863	$—	$—	$7,669

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets

	June 30,	December 31,
(In thousands, except unit data)	2022	2021
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$59,356	$135,520
Accounts receivable, net	37,288	24,538
Other current assets, net	3,204	2,723
Total current assets	$99,848	$162,781
Land	24,008	24,008
Mineral rights, net	428,505	437,697
Intangible assets, net	15,634	16,130
Equity in unconsolidated investment	280,300	276,004
Long-term contract receivable, net	30,182	31,371
Other long-term assets, net	4,664	5,832
Total assets	$883,141	$953,823
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,969	$1,956
Accrued liabilities	5,507	10,297
Accrued interest	1,050	1,213
Current portion of deferred revenue	11,475	11,817
Current portion of long-term debt, net	39,070	39,102
Total current liabilities	$59,071	$64,385
Deferred revenue	40,811	50,045
Long-term debt, net	259,296	394,443
Other non-current liabilities	5,012	5,018
Total liabilities	$364,190	$513,891
Commitments and contingencies
Class A Convertible Preferred Units (250,000 and 269,321 units issued and outstanding at June 30, 2022 and December 31, 2021, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at June 30, 2022 and December 31, 2021)	$164,587	$183,908
Partners’ capital:
Common unitholders’ interest (12,505,996 and 12,351,306 units issued and outstanding at June 30, 2022 and December 31, 2021, respectively),	$300,753	$203,062
General partner’s interest	3,904	1,787
Warrant holders' interest	47,964	47,964
Accumulated other comprehensive income	1,743	3,211
Total partners’ capital	$354,364	$256,024
Total liabilities and partners' capital	$883,141	$953,823

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income	Total Partners' Capital

(In thousands)	Units	Amounts
Balance at December 31, 2021	12,351	$203,062	$1,787	$47,964	$3,211	$256,024
Net income (1)	—	62,621	1,278	—	—	63,899
Distributions to common unitholders and the general partner	—	(5,559)	(113)	—	—	(5,672)
Distributions to preferred unitholders	—	(7,603)	(155)	—	—	(7,758)
Issuance of unit-based awards	155	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,754)	—	—	—	(1,754)
Capital contribution	—	—	112	—	—	112
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,545	2,545
Balance at March 31, 2022	12,506	$250,767	$2,909	$47,964	$5,756	$307,396
Net income (1)	—	65,484	1,336	—	—	66,820
Distributions to common unitholders and the general partner	—	(9,379)	(191)	—	—	(9,570)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)
Unit-based awards amortization and vesting	—	1,231	—	—	—	1,231
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(4,013)	(4,013)
Balance at June 30, 2022	12,506	$300,753	$3,904	$47,964	$1,743	$354,364

(1)Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.4 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income	Total Partners' Capital

(In thousands)	Units	Amounts
Balance at December 31, 2020	12,261	$136,927	$459	$66,816	$322	$204,524
Net income (1)	—	8,213	168	—	—	8,381
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)
Issuance of unit-based awards	90	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	215	—	—	—	215
Capital contribution	—	—	32	—	—	32
Comprehensive income from unconsolidated investment and other	—	—	—	—	732	732
Balance at March 31, 2021	12,351	$132,377	$394	$66,816	$1,054	$200,641
Net income (2)	—	15,074	308	—	—	15,382
Distributions to common unitholders and the general partner	—	(5,559)	(113)	—	—	(5,672)
Distributions to preferred unitholders	—	(7,571)	(155)	—	—	(7,726)
Unit-based awards amortization and vesting	—	515	—	—	—	515
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,533	2,533
Balance at June 30, 2021	12,351	$134,836	$434	$66,816	$3,587	$205,673

(1)Net income includes $7.7 million of income attributable to preferred unitholders that accumulated during the period, of which $7.6 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.
(2)Net income includes $7.8 million of income attributable to preferred unitholders that accumulated during the period, of which $7.7 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the three months ended June 30, 2022 and 2021 and March 31, 2022:

	Operating Segments
	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2022
Revenues	$84,945	$14,643	$—	$99,588
Gain on asset sales and disposals	345	—	—	345
Total revenues and other income	$85,290	$14,643	$—	$99,933
Asset impairments	$43	$—	$—	$43
Net income (loss)	$69,408	$14,620	$(17,208)	$66,820
Adjusted EBITDA (1)	$75,298	$10,463	$(5,052)	$80,709
Cash flow provided by (used in) continuing operations:
Operating activities	$70,351	$10,430	$(17,658)	$63,123
Investing activities	$909	$—	$—	$909
Financing activities	$—	$—	$(140,266)	$(140,266)
Distributable cash flow (1)	$71,260	$10,430	$(17,658)	$64,032
Free cash flow (1)	$70,914	$10,430	$(17,658)	$63,686

For the Three Months Ended June 30, 2021
Revenues	$35,793	$2,601	$—	$38,394
Gain on asset sales and disposals	116	—	—	116
Total revenues and other income	$35,909	$2,601	$—	$38,510
Asset impairments	$16	$—	$—	$16
Net income (loss)	$25,886	$2,566	$(13,070)	$15,382
Adjusted EBITDA (1)	$30,774	$(35)	$(3,388)	$27,351
Cash flow provided by (used in) continuing operations:
Operating activities	$32,028	$(35)	$(18,609)	$13,384
Investing activities	$657	$—	$—	$657
Financing activities	$(1,000)	$—	$(11,900)	$(12,900)
Distributable cash flow (1)	$32,685	$(35)	$(18,609)	$14,041
Free cash flow (1)	$31,569	$(35)	$(18,609)	$12,925

For the Three Months Ended March 31, 2022
Revenues	$74,879	$14,837	$—	$89,716
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$74,879	$14,837	$—	$89,716
Asset impairments	$19	$—	$—	$19
Net income (loss)	$62,967	$14,786	$(13,854)	$63,899
Adjusted EBITDA (1)	$66,854	$13,179	$(4,467)	$75,566
Cash flow provided by (used in) continuing operations:
Operating activities	$48,176	$13,195	$(9,040)	$52,331
Investing activities	$—	$—	$—	$—
Financing activities	$(614)	$—	$(51,647)	$(52,261)
Distributable cash flow (1)	$48,176	$13,195	$(9,040)	$52,331
Free cash flow (1)	$48,176	$13,195	$(9,040)	$52,331

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following table presents NRP's unaudited business results by segment for the six months ended June 30, 2022 and 2021:

	Operating Segments
	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2022
Revenues	$159,824	$29,480	$—	$189,304
Gain on asset sales and disposals	345	—	—	345
Total revenues and other income	$160,169	$29,480	$—	$189,649
Asset impairments	$62	$—	$—	$62
Net income (loss)	$132,375	$29,406	$(31,062)	$130,719
Adjusted EBITDA (1)	$142,152	$23,642	$(9,519)	$156,275
Cash flow provided by (used in) continuing operations:
Operating activities	$118,527	$23,625	$(26,698)	$115,454
Investing activities	$909	$—	$—	$909
Financing activities	$(614)	$—	$(191,913)	$(192,527)
Distributable cash flow (1)	$119,436	$23,625	$(26,698)	$116,363
Free cash flow (1)	$119,090	$23,625	$(26,698)	$116,017

For the Six Months Ended June 30, 2021
Revenues	$70,912	$4,574	$—	$75,486
Gain on asset sales and disposals	175	—	—	175
Total revenues and other income	$71,087	$4,574	$—	$75,661
Asset impairments	$4,059	$—	$—	$4,059
Net income (loss)	$46,374	$4,519	$(27,130)	$23,763
Adjusted EBITDA (1)	$60,420	$3,865	$(7,498)	$56,787
Cash flow provided by (used in) continuing operations:
Operating activities	$57,990	$3,853	$(25,259)	$36,584
Investing activities	$1,257	$—	$—	$1,257
Financing activities	$(1,132)	$—	$(38,591)	$(39,723)
Distributable cash flow (1)	$59,247	$3,853	$(25,259)	$37,841
Free cash flow (1)	$58,072	$3,853	$(25,259)	$36,666

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per ton data)	2022	2021	2022	2022	2021
Coal sales volumes (tons)
Appalachia
Northern	392	405	428	820	525
Central	3,484	2,975	3,251	6,735	5,625
Southern	312	316	361	673	416
Total Appalachia	4,188	3,696	4,040	8,228	6,566
Illinois Basin	3,403	2,640	1,502	4,905	5,298
Northern Powder River Basin	699	185	1,238	1,937	1,244
Gulf Coast	67	—	69	136	—
Total coal sales volumes	8,357	6,521	6,849	15,206	13,108
Coal royalty revenue per ton
Appalachia
Northern	$11.84	$4.45	$10.14	$10.95	$4.27
Central	12.19	4.62	11.37	11.80	4.44
Southern	17.67	7.63	17.56	17.61	7.06
Illinois Basin	2.07	2.01	2.20	2.11	2.04
Northern Powder River Basin	4.74	4.15	3.74	4.10	3.49
Gulf Coast	0.57	—	0.55	0.56	—
Combined average coal royalty revenue per ton	7.54	3.69	8.12	7.80	3.45
Coal royalty revenues
Appalachia
Northern	$4,640	$1,804	$4,341	$8,981	$2,241
Central	42,461	13,756	36,980	79,441	24,951
Southern	5,513	2,410	6,340	11,853	2,938
Total Appalachia	52,614	17,970	47,661	100,275	30,130
Illinois Basin	7,061	5,300	3,303	10,364	10,783
Northern Powder River Basin	3,314	768	4,632	7,946	4,341
Gulf Coast	38	—	38	76	—
Unadjusted coal royalty revenues	63,027	24,038	55,634	118,661	45,254
Coal royalty adjustment for minimum leases	(82)	(5,740)	(185)	(267)	(11,591)
Total coal royalty revenues	$62,945	$18,298	$55,449	$118,394	$33,663
Other revenues
Production lease minimum revenues	$65	$3,556	$1,592	$1,657	$7,006
Minimum lease straight-line revenues	4,674	4,869	4,783	9,457	10,965
Wheelage revenues	4,379	1,844	3,717	8,096	3,625
Property tax revenues	1,695	1,587	1,472	3,167	3,056
Coal overriding royalty revenues	682	976	258	940	2,835
Lease amendment revenues	811	772	880	1,691	1,640
Aggregates royalty revenues	1,037	456	770	1,807	910
Oil and gas royalty revenues	2,906	900	1,814	4,720	2,266
Other revenues	139	353	348	487	572
Total other revenues	$16,388	$15,313	$15,634	$32,022	$32,875
Royalty and other mineral rights	$79,333	$33,611	$71,083	$150,416	$66,538
Transportation and processing services revenues	5,612	2,182	3,796	9,408	4,374
Gain on asset sales and disposals	345	116	—	345	175
Total Mineral Rights segment revenues and other income	$85,290	$35,909	$74,879	$160,169	$71,087

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2022
Net income (loss)	$69,408	$14,620	$(17,208)	$66,820
Less: equity earnings from unconsolidated investment	—	(14,643)	—	(14,643)
Add: total distributions from unconsolidated investment	—	10,486	—	10,486
Add: interest expense, net	—	—	8,108	8,108
Add: loss on extinguishment of debt	—	—	4,048	4,048
Add: depreciation, depletion and amortization	5,847	—	—	5,847
Add: asset impairments	43	—	—	43
Adjusted EBITDA	$75,298	$10,463	$(5,052)	$80,709

For the Three Months Ended June 30, 2021
Net income (loss)	$25,886	$2,566	$(13,070)	$15,382
Less: equity earnings from unconsolidated investment	—	(2,601)	—	(2,601)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	1	—	9,682	9,683
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	4,871	—	—	4,871
Add: asset impairments	16	—	—	16
Adjusted EBITDA	$30,774	$(35)	$(3,388)	$27,351

For the Three Months Ended March 31, 2022
Net income (loss)	$62,967	$14,786	(13,854)	$63,899
Less: equity earnings from unconsolidated investment	—	(14,837)	—	(14,837)
Add: total distributions from unconsolidated investment	—	13,230	—	13,230
Add: interest expense, net	—	—	9,387	9,387
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	3,868	—	—	3,868
Add: asset impairments	19	—	—	19
Adjusted EBITDA	$66,854	$13,179	$(4,467)	$75,566

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2022
Net income (loss)	$132,375	$29,406	$(31,062)	$130,719
Less: equity earnings from unconsolidated investment	—	(29,480)	—	(29,480)
Add: total distributions from unconsolidated investment	—	23,716	—	23,716
Add: interest expense, net	—	—	17,495	17,495
Add: loss on extinguishment of debt	—	—	4,048	4,048
Add: depreciation, depletion and amortization	9,715	—	—	9,715
Add: asset impairments	62	—	—	62
Adjusted EBITDA	$142,152	$23,642	$(9,519)	$156,275

For the Six Months Ended June 30, 2021
Net income (loss)	$46,374	$4,519	$(27,130)	$23,763
Less: equity earnings from unconsolidated investment	—	(4,574)	—	(4,574)
Add: total distributions from unconsolidated investment	—	3,920	—	3,920
Add: interest expense, net	24	—	19,632	19,656
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	9,963	—	—	9,963
Add: asset impairments	4,059	—	—	4,059
Adjusted EBITDA	$60,420	$3,865	$(7,498)	$56,787

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended June 30, 2022
Net cash provided by (used in) operating activities of continuing operations	$70,351	$10,430	$(17,658)	$63,123
Add: proceeds from asset sales and disposals	346	—	—	346
Add: return of long-term contract receivable	563	—	—	563
Distributable cash flow	$71,260	$10,430	$(17,658)	$64,032
Less: proceeds from asset sales and disposals	(346)	—	—	(346)
Less: acquisition costs	—	—	—	—
Free cash flow	$70,914	$10,430	$(17,658)	$63,686

Net cash provided by investing activities	$909	$—	$—	$909
Net cash used in financing activities	—	—	(140,266)	(140,266)

For the Three Months Ended June 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$32,028	$(35)	$(18,609)	$13,384
Add: proceeds from asset sales and disposals	116	—	—	116
Add: return of long-term contract receivable	541	—	—	541
Distributable cash flow	$32,685	$(35)	$(18,609)	$14,041
Less: proceeds from asset sales and disposals	(116)	—	—	(116)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$31,569	$(35)	$(18,609)	$12,925

Net cash provided by investing activities	$657	$—	$—	$657
Net cash used in financing activities	(1,000)	—	(11,900)	(12,900)

For the Three Months Ended March 31, 2022
Net cash provided by (used in) operating activities of continuing operations	$48,176	$13,195	$(9,040)	$52,331
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	—	—	—	—
Distributable cash flow	$48,176	$13,195	$(9,040)	$52,331
Less: proceeds from asset sales and disposals	—	—	—	—
Less: acquisition costs	—	—	—	—
Free cash flow	$48,176	$13,195	$(9,040)	$52,331

Net cash provided by investing activities	$—	$—	$—	$—
Net cash used in financing activities	(614)	—	(51,647)	(52,261)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Six Months Ended June 30, 2022
Net cash provided by (used in) operating activities of continuing operations	$118,527	$23,625	$(26,698)	$115,454
Add: proceeds from asset sales and disposals	346	—	—	346
Add: return of long-term contract receivable	563	—	—	563
Distributable cash flow	$119,436	$23,625	$(26,698)	$116,363
Less: proceeds from asset sales and disposals	(346)	—	—	(346)
Less: acquisition costs	—	—	—	—
Free cash flow	$119,090	$23,625	$(26,698)	$116,017

Net cash provided by investing activities	$909	$—	$—	$909
Net cash used in financing activities	(614)	—	(191,913)	(192,527)

For the Six Months Ended June 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$57,990	$3,853	(25,259)	$36,584
Add: proceeds from asset sales and disposals	175	—	—	175
Add: return of long-term contract receivable	1,082	—	—	1,082
Distributable cash flow	$59,247	$3,853	$(25,259)	$37,841
Less: proceeds from asset sales and disposals	(175)	—	—	(175)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$58,072	$3,853	$(25,259)	$36,666

Net cash provided by investing activities	$1,257	$—	$—	$1,257
Net cash used in financing activities	(1,132)	—	(38,591)	(39,723)

Cash Flow Cushion

	For the Three Months Ended
(In thousands)	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	Last 12 Months
Net cash provided by operating activities of continuing operations	$30,059	$55,161	$52,331	$63,123	$200,674
Add: proceeds from asset sales and disposals	74	—	—	346	420
Add: return of long-term contract receivable	540	541	—	563	1,644
Distributable cash flow	$30,673	$55,702	$52,331	$64,032	$202,738
Less: proceeds from asset sales and disposals	(74)	—	—	(346)	(420)
Free cash flow	$30,599	$55,702	$52,331	$63,686	$202,318
Less: mandatory Opco debt repayments	—	(20,335)	(16,697)	(2,365)	(39,397)
Less: preferred unit distributions and redemption of PIK units	(3,921)	(3,980)	(27,079)	(7,500)	(42,480)
Less: common unit distributions	(5,671)	(5,672)	(5,672)	(9,570)	(26,585)
Less: warrant cash settlement	—	(9,183)	—	—	(9,183)
Cash flow cushion	$21,007	$16,532	$2,883	$44,251	$84,673

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Leverage Ratio

	For the Three Months Ended
(In thousands)	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	Last Twelve Months
Net income	$29,498	$55,641	$63,899	$66,820	$215,858
Less: equity earnings from unconsolidated investment	(6,672)	(10,625)	(14,837)	(14,643)	(46,777)
Add: total distributions from unconsolidated investment	—	7,350	13,230	10,486	31,066
Add: interest expense, net	9,652	9,568	9,387	8,108	36,715
Add: loss on extinguishment of debt	—	—	—	4,048	4,048
Add: depreciation, depletion and amortization	5,182	3,930	3,868	5,847	18,827
Add: asset impairments	57	986	19	43	1,105
Adjusted EBITDA	$37,717	$66,850	$75,566	$80,709	$260,842

Debt—at June 30, 2022					$301,313

Leverage Ratio (1)					1.2	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of June 30, 2022 divided by the last twelve months' Adjusted EBITDA. Note that Adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of June 30, 2022, was 1.2x as calculated under the indenture governing NRP's 2025 parent company notes.

	For the Three Months Ended
(In thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	Last Twelve Months
Net income	$7,216	$14,687	$8,381	$15,382	$45,666
Less: equity earnings from unconsolidated investment	(1,986)	(5,528)	(1,973)	(2,601)	(12,088)
Add: total distributions from unconsolidated investment	—	—	3,920	—	3,920
Add: interest expense, net	10,254	10,077	9,973	9,683	39,987
Add: depreciation, depletion and amortization	2,111	3,013	5,092	4,871	15,087
Add: asset impairments	934	2,668	4,043	16	7,661
Adjusted EBITDA	$18,529	$24,917	$29,436	$27,351	$100,233

Debt—at June 30, 2021					$458,819

Leverage Ratio (1)					4.6	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of June 30, 2021 divided by the last twelve months' Adjusted EBITDA

-end-